Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-43613 and Registration Statement No. 333-93211 of C3, Inc. on Form S-8 and in Registration Statement No. 333-100883 of Charles & Colvard, Ltd. on Form S-8 of our report dated March 10, 2005, appearing in this Annual Report on Form 10-K of Charles & Colvard, Ltd. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Raleigh, North Carolina

March 18, 2005